Exhibit 99.1

Investors and Shareholders:

Walt Amaral

SiRF Technology Holdings, Inc.

(408) 392-8437

wamaral@sirf.com

FOR IMMEDIATE RELEASE

SiRF Technology Holdings Inc. Announces Financial Results for Fourth Quarter

and Fiscal 2005

Fourth quarter revenue doubles from previous year

SAN JOSE, Calif.– February 1, 2006/PRNewswire/ — SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today reported unaudited financial results for its fourth quarter ended December 31, 2005.

Net revenue in the fourth quarter of fiscal 2005 was $54.4 million, an increase of 98 percent from $27.5 million reported in the fourth quarter of 2004. Net revenue in fiscal 2005 was $165.2 million, an increase of 41 percent from $117.4 million in the prior year period. Gross margin in the fourth quarter and fiscal year ended December 31, 2005 was 54.6 percent and 55.4 percent, respectively, as compared to 56.6 percent and 56.4 percent in the corresponding prior year periods.

Net income for the fourth quarter of fiscal 2005 was $9.6 million or $0.17 per diluted share based on 55.2 million weighted average shares outstanding. This compares with net income of $17.1 million or $0.33 per diluted share based on 51.6 million weighted average shares outstanding in the fourth quarter of fiscal 2004. Net income in fiscal 2005 was $29.4 million or $0.55 per diluted share based on 53.6 million weighted average shares outstanding. This compares with net income of $30.7 million or $0.64 per diluted share based on 48.3 million weighted average shares outstanding in fiscal 2004.

SiRF reports net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of amortization of stock compensation expense, amortization of acquisition-related intangibles, acquired in-process research and development, the reversal of litigation settlement obligation, income tax benefits from tax credits and income tax benefits from the reversal of SiRF’s deferred tax asset valuation allowance. Non-GAAP net income for the fourth quarter of fiscal 2005 was $11.5 million or $0.21 per diluted share, as compared to non-GAAP net income of $5.1 million, or $0.10 per diluted share for the fourth quarter of fiscal 2004. Non-GAAP net income for the fourth quarter of fiscal 2005 excludes $1.7 million in stock compensation expense, $1.6 million in amortization of acquisition-related intangibles, $890,000 of acquired in-process research and development and an acquisition-related tax benefit of $2.3 million. Non-GAAP net income for the fourth quarter of fiscal 2004 excludes $1.1 million in stock compensation expense, $1.2 million in amortization of acquisition-related intangibles and $14.2 million in tax benefit due to the reversal of deferred tax asset valuation allowance. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the fourth quarter of fiscal 2005 were 55.2 million, compared with 51.6 million for the fourth quarter of fiscal 2004.

Non-GAAP net income in fiscal 2005 was $35.8 million, or $0.67 per diluted share, as compared to non-GAAP net income of $27.1 million, or $0.56 per diluted share, in fiscal 2004. Non-GAAP net income in fiscal 2005 excludes $5.8 million in stock compensation expense, $5.6 million in amortization of acquisition-related intangibles, $1.7 million of acquired in-process research and development, an acquisition-related tax benefit of $2.3 million, a tax benefit from research and development tax credits of $3.2 million and a reversal of a litigation settlement obligation of $1.2 million. Non-GAAP net income in fiscal 2004 excludes $6.0 million in stock compensation expense, $4.6 million in amortization of acquisition-related intangibles and $14.2 million in tax benefit due to the reversal of deferred tax asset valuation allowance. Weighted average shares outstanding used in computing diluted non-GAAP net income per share in fiscal 2005 were 53.6 million, compared with 48.3 million weighted average shares outstanding used in computing diluted non-GAAP net income per share in fiscal 2004.

Total cash, cash equivalents and short-term investments were $117.9 million at December 31, 2005, compared with $101.3 million at December 31, 2004. Long-term investments were $20.8 million at December 31, 2005, compared with $43.8 million at December 31, 2004.

“This was an excellent quarter and a milestone year for SiRF. We have doubled our quarterly revenue year-on-year, established SiRFStarIII as the technology of choice for portable navigation, and broadened our engineering capability through three strategic acquisitions,” said Mr. Michael Canning, President and CEO.

Quarterly conference call details:

SiRF will host a conference call on Wednesday, February 1, 2006, at approximately 4:30 PM EDT/1:30 PM PDT to discuss fourth quarter fiscal 2005 results. The conference call will be webcast live via the Internet in the investor relations section of the SiRF website at http:www.sirf.com. Interested parties should access the site, downloading any necessary audio software, at least ten minutes prior to the call. An archived webcast replay of the call will be available at the web site for twelve months.

To listen to the call, please dial (800) 867-4593 (domestic) or (785) 832-1508 (international) approximately 10 minutes prior to the start time. The pass code is: SIRF. A telephonic replay will be available approximately two hours following the earnings call and will remain available for one week. To access the replay, dial (800) 839-1320.

About SiRF Technology Holdings, Inc.:

SiRF Technology Holdings, Inc. develops and markets semiconductor and premium software products that are designed to enable location-awareness utilizing GPS and other location technologies in high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices, such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications, such as asset tracking devices and fleet management systems. SiRF markets and sells its products in four target platforms: automotive, consumer electronics, mobile computing, and wireless devices. Founded in 1995, SiRF is headquartered in San Jose, Calif., and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Exchange under the symbol SIRF. Additional information about SiRF and its Location Technology solutions can be found at www.sirf.com.

USE OF NON-GAAP FINANCIAL INFORMATION:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, SiRF uses non-GAAP additional measures of operating results, net income and net income per share adjusted to exclude certain expenses it believes appropriate to enhance an overall understanding of SiRF’s past financial performance and also its prospects for the future. These adjustments to SiRF’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the company’s marketplace performance. The non-GAAP results are an indication of SiRF’s baseline performance before stock compensation expense and amortization of acquisition-related intangibles that are considered by management to be outside of the company’s business operational results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including but not limited to, statements regarding the competitive position of SiRFStarIII and the benefits of our recent acquisitions are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “to,” “being,” “possible,” “may,” “address,” “designed to,” “provide,” “anticipate,” “believe,” “expect,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and reported results should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the market for GPS-based location awareness capabilities, our ability to keep pace with rapid technological change, the semiconductor industry, international operations and our ability to compete, and other risks and uncertainties discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended December 30,		Twelve months ended December 30,
	2005	2004	2005	2004
Revenue:
Product revenue	$50,779	$26,032	$153,399	$105,579
License royalty revenue	3,663	1,504	11,820	11,789

Net revenue	54,442	27,536	165,219	117,368
Cost of revenue:
Cost of product revenue (a)	24,725	11,956	73,683	51,131

Gross profit	29,717	15,580	91,536	66,237
Operating expenses:
Research and development(b)	11,637	6,626	37,531	24,616
Sales and marketing(b)	3,624	2,974	13,722	12,060
General and administrative(b)	3,541	2,644	12,099	9,114
Amortization of acquisition-related intangibles	1,595	1,158	5,629	4,632
In-process research and development	890	—	1,650	—

Total operating expenses	21,287	13,402	70,631	50,422

Operating income	8,430	2,178	20,905	15,815
Other income, net	1,160	699	5,088	1,418

Net income before benefit from income taxes	9,590	2,877	25,993	17,233
Benefit from income taxes	(9)	(14,219)	(3,414)	(13,490)

Net income	$9,599	$17,096	$29,407	$30,723

Net income per share:
Basic	$0.19	$0.37	$0.61	$0.90

Diluted	$0.17	$0.33	$0.55	$0.64

Weighted average number of shares used in per share calculations:
Basic	49,420	46,429	48,220	34,126

Diluted	55,241	51,583	53,563	48,332

(a) Cost of product revenue includes:
Stock compensation expense	$48	$109	$235	$691

(b) Operating expenses include the following stock compensation expense:
Research and development	1,355	416	3,972	2,341
Sales and marketing	238	300	821	1,579
General and administrative	107	245	820	1,409

	$1,700	$961	$5,613	$5,329

An itemized reconciliation between net income on a GAAP basis and non-GAAP basis is as follows:

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004 (1)
GAAP net income	$9,599	$17,096	$29,407	$30,723
Amortization of acquisition-related intangibles	1,595	1,158	5,629	4,632
Stock compensation expense	1,748	1,070	5,848	6,020
In-process research and development	890	—	1,650	—
Acquisition-related tax benefit	(2,310)	—	(2,310)	—
Research and development tax credit	—	—	(3,240)	—
Reversal of litigation settlement obligation	—	—	(1,208)	—
Reversal of deferred tax asset valuation allowance	—	(14,205)	—	(14,205)

Non-GAAP net income	$11,522	$5,119	$35,776	$27,170

Weighted average number of shares used in non-GAAP diluted per share calculations	55,241	51,583	53,563	48,332
Non-GAAP diluted net income per share	$0.21	$0.10	$0.67	$0.56

(1)	Certain changes in presentation have been made to prior year amounts in order to conform to the current year presentation.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	December 31, 2005 (Unaudited)	December 31, 2004 (1) (2)
ASSETS
Current Assets:
Cash and cash equivalents	$83,882	$86,462
Marketable securities	34,060	14,842
Accounts receivable, net	12,066	9,768
Inventories	13,567	7,982
Current deferred tax assets	15,495	14,986
Prepaid expenses and other current assets	5,552	1,719

Total current assets	164,622	135,759
Long-term investments	20,844	43,760
Property and equipment, net	8,914	5,484
Goodwill	53,862	28,052
Identified intangible assets, net	23,865	15,182
Long-term deferred tax assets	12,347	—
Other long-term assets	1,408	246

Total assets	$285,862	$228,483

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$9,711	$7,418
Accrued payroll and related benefits	5,363	3,444
Income taxes payable	476	26
Other accrued liabilities	2,628	1,554
Deferred margin on shipments to distributors	1,196	419
Advance contract billings	470	590
Deferred revenue	25	—
Rebates payable	2,964	—
Current portion of long-term obligations	14	673

Total current liabilities	22,847	14,124
Long-term deferred tax liability	169	781
Long-term obligations	439	1,771

Total liabilities	23,455	16,676

Commitments and Contingencies
Stockholders’ Equity:
Common stock	5	5
Additional paid-in-capital	305,748	275,309
Deferred stock-based compensation	(11,697)	(2,734)
Accumulated other comprehensive loss	(406)	(123)
Accumulated deficit	(31,243)	(60,650)

Total stockholders’ equity	262,407	211,807

Total liabilities and stockholders’ equity	$285,862	$228,483

(1)	The condensed consolidated balance sheet information was derived from SiRF Technology Holdings, Inc. audited consolidated financial statements for the year ended December 31, 2004.
(2)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.